Independent Auditors' Consent




To the Shareholders and Board of Directors
The Dreyfus/Laurel Funds, Inc.


We consent to the use of our reports dated December 15, 1999 with respect to The Dreyfus Premier Tax Managed Growth Fund, Dreyfus Bond Market Index Fund, Dreyfus Premier Limited Term Income Fund, Dreyfus Disciplined Smallcap Stock Fund, Dreyfus Disciplined Intermediate Bond Fund, Dreyfus Disciplined Stock Fund, Dreyfus Premier Balanced Fund, Dreyfus Premier Large Company Stock Fund, Dreyfus Basic S&P 500 Stock Index Fund, Dreyfus Premier Small Company Stock Fund, Dreyfus Premier Small Cap Value Fund, Dreyfus Premier Midcap Stock Fund, Dreyfus Money Market Reserves, Dreyfus Institutional U.S. Treasury Money Market Fund, Dreyfus Institutional Government Money Market Fund, Dreyfus Institutional Prime Money Market Fund, Dreyfus U.S. Treasury Reserves and Dreyfus Municipal Reserves of The Dreyfus/Laurel Funds, Inc (the "Funds"), incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statements of Additional Information.





                                                                     /s/KPMG LLP


New York, New York
February 22, 2000